EXHIBIT 99.1

One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com
PRESS RELEASE

Warren Ligan or Cindy Klimstra
Investor Relations
+1-408-576-7722
investor_relations@flextronics.com

Renee Brotherton
Vice President, Corporate Communications
+1.408.576.7189
renee.brotherton@flextronics.com
Flextronics Announces Partial Tender Offer and Consent Solicitation for its
6 1/2% and 6 1/4% Senior Subordinated Notes
Singapore, May 29, 2009 — Flextronics International Ltd. (NASDAQ: FLEX) announced today that it is commencing a cash tender offer (the “Offer”) to purchase up to $100,000,000 of the aggregate principal amount outstanding of its 6 1/2% Senior Subordinated Notes due 2013 (the “6 1/2% Notes”), and up to $100,000,000 of the aggregate principal amount outstanding of its 6 1/4% Senior Subordinated Notes due 2014 (the “6 1/4% Notes”). The Offer will expire at 12:00 midnight, New York City time, on June 25, 2009, unless extended or earlier terminated (such date and time, as the same may be extended, the “Expiration Time”). If the aggregate principal amount of 6 1/2% Notes or 6 1/4% Notes tendered exceeds the $100,000,000 maximum acceptance amount of such Notes, tendering holders of the oversubscribed series of Notes will be subject to proration.
In conjunction with the Offer, Flextronics is also soliciting (the “Consent Solicitation”) consents from holders of the Notes to certain proposed amendments to the restricted payments covenants and certain related definitions (the “Proposed Amendments”) in each of the indentures under which the Notes were issued (the “Indentures”). The Proposed Amendments would permit the Company greater flexibility to purchase or make other payments in respect of its equity securities and debt that is subordinated to the Notes and to make other restricted payments under each Indenture, principally by: (i) restarting as of April 1, 2009 the calculation period for determining the Company’s restricted payments capacity; (ii) excluding certain non-cash charges from the calculation of cumulative consolidated net income for purposes of calculating the restricted payments capacity; (iii) permitting the Company to redeem, repurchase, retire or otherwise acquire any portion or all of its outstanding 1% Convertible Subordinated Notes due August 1, 2010; and (iv) permitting the Company and its restricted subsidiaries to make additional restricted payments of up to $500 million in addition to any other restricted payments permitted pursuant to the Indenture.
Adoption of the Proposed Amendments to each Indenture requires the consent of holders of a majority of the outstanding principal amount of the Notes issued thereunder. As of the date of commencement of the Offer and the Consent Solicitation, there is outstanding $399,622,000 in aggregate principal amount of the 6 1/2% Notes and $402,090,000 in aggregate principal amount of the 6 1/4% Notes. The Consent Solicitation will expire at 5:00 p.m., New York City time, on June 11, 2009, unless extended or earlier terminated (such date and time, as the same may be extended, the “Early Tender/Consent Deadline”).
Tendered Notes may be withdrawn and consents may be revoked prior to 5:00 p.m., New York City time, on June 11, 2009 (the “Withdrawal Deadline”).

One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com
PRESS RELEASE
The following table provides information with respect to the Offer and the Consent Solicitation and summarizes the Base Offer Consideration, Early Tender Premium, Consent Fee and Total Consideration that may be payable:

		Aggregate			Early
		Principal	Maximum		Tender	Consent	Total
Title of	CUSIP	Amount	Acceptance	Base Offer	Premium	Fee	Consideration
Security	Number	Outstanding	Amount	Consideration(1)	(1)	(1)	(1)
6 1/2% Senior Subordinated Notes due 2013	33938EAJ6	$399,622,000	$100,000,000	$960.00	$30.00	$10.00	$1,000.00
6 1/4% Senior Subordinated Notes due 2014	33938EAN7	$402,090,000	$100,000,000	$910.00	$30.00	$10.00	$950.00
(1) Per $1,000 principal amount of Notes
The “Total Consideration” per $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Offer and the Consent Solicitation will be the applicable Total Consideration set forth in the table above. The Total Consideration includes an early tender premium (the “Early Tender Premium”) of $30.00 per $1,000 principal amount of Notes and a consent fee (the “Consent Fee”) equal to $10.00 per $1,000 principal amount of Notes. Holders that validly tender their Notes prior to the Early Tender/Consent Deadline (and do not validly withdraw such Notes) will be eligible to receive the Total Consideration. The Total Consideration minus the Early Tender Premium and the Consent Fee is referred to as the “Base Offer Consideration.” Holders that validly tender their Notes after the Early Tender/Consent Deadline and prior to the Expiration Time will be eligible to receive only the applicable Base Offer Consideration set forth in the table above. In addition to the Total Consideration or the Base Offer Consideration, as the case may be, holders whose Notes are accepted for purchase in the Offer will receive accrued and unpaid interest from and including the last interest payment date up to, but excluding, the date on which payment of the Total Consideration or the Base Offer Consideration, as the case may be, for Notes purchased in the Offer is deposited by Flextronics with the depositary (the “Payment Date”), which is expected to occur promptly following the Expiration Time.
Holders may validly deliver their consents without tendering the related Notes. Holders that validly deliver consents prior to the Early Tender/Consent Deadline, whether or not such holders also tender the related Notes, will be eligible to receive the Consent Fee. Holders that validly tender Notes prior to the Early Tender/Consent Deadline (and do not validly withdraw such Notes) will be deemed to have delivered consents with respect to the aggregate principal amount of the Notes so tendered (and will be eligible to receive the Consent Fee in respect thereof), even if a smaller principal amount is accepted for purchase pursuant to the Offer due to proration.
The Offer and the Consent Solicitation are subject to the satisfaction of certain conditions, including the receipt from holders of each series of Notes of sufficient consents to effect the Proposed Amendments to both of the Indentures and the execution and delivery of the related supplemental indentures. The Offer and the Consent Solicitation are not conditioned on any minimum principal amount of Notes being tendered. Assuming sufficient consents to the Proposed Amendments are received, the required supplemental indentures will be executed and become effective promptly following the Withdrawal Deadline, and the amendments to the Indentures will become operative when amounts payable by Flextronics pursuant to the Offer and the Consent Solicitation are deposited with the depositary on the Payment Date.

One Marina Boulevard, #28-00 Singapore 018989	65.6890.7188 Main www.flextronics.com
PRESS RELEASE
This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell any securities nor a solicitation of consents. The Offer and the Consent Solicitation are being made solely pursuant to and on the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated May 29, 2009 and the accompanying Consent and Letter of Transmittal. The Offer and the Consent Solicitation are being made solely to such persons and in such jurisdictions as are permitted under applicable law. No recommendation is made as to whether holders of the Notes should tender their Notes or give consents.
Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. are acting as Dealer Managers for the Offer and as Solicitation Agents for the Consent Solicitation and can be contacted at (212) 538-1861 (collect) or (800) 820-1653 (toll free) and (212) 250-6008 (collect) or (866) 627-0391 (toll free), respectively. U.S. Bank National Association is the Information Agent and can be contacted at (800) 934-6802, #7, #7 (toll free) or (651) 495-4738. Copies of the offer documents may be obtained from the Information Agent.
About Flextronics
Headquartered in Singapore (Singapore Reg. No. 199002645H), Flextronics is a leading Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering and manufacturing services to automotive, computing, consumer, industrial, infrastructure, medical and mobile OEMs. With fiscal year 2009 revenues of US$30.9 billion, Flextronics helps customers design, build, ship, and service electronics products through a network of facilities in 30 countries on four continents. This global presence provides design and engineering solutions that are combined with core electronics manufacturing and logistics services, and vertically integrated with components technologies, to optimize customer operations by lowering costs and reducing time to market. For more information, please visit www.flextronics.com.
Safe Harbor Statement
Certain statements made in this press release, other than statements of historical fact, are, or may be deemed to be, forward-looking statements. The words “will,” “may,” “designed to,” “believe,” “should,” “anticipate,” “plan,” “expect,” “intend,” “estimate” and similar expressions identify forward-looking statements, which speak only as of the date of this press release. These statements include Flextronics’s plan to purchase up to 25% of the principal amount of each series of Notes in the Offer. These statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include those described in its Annual Report on Form 10-K for the fiscal year ended March 31, 2009, as well as in its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements.